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Exhibit 99

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
OF EMPIRE FEDERAL BANCORP, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Empire Bank (the "Company") on Form 10-QSB for the period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William H. Ruegamer, President and Chief Executive Officer, and Linda M. Alkire, Chief Financial Officer and Treasurer, of Empire Bank, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

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  The report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d): and

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  The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2002
s/s WILLIAM H. RUEGAMER William H. Ruegamer President and Chief Executive Officer	s/s LINDA M. ALKIRE Linda M. Alkire Chief Financial Officer and Treasurer

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  Exhibit 99
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF EMPIRE FEDERAL BANCORP, INC. PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002